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                                                                   EXHIBIT 4.1.1


                         FIRST AMENDMENT TO INDENTURE

          THE FIRST AMENDMENT TO INDENTURE (the "First Amendment"), effective as of December 21, 1999, between AM General Corporation, a Delaware corporation, as Issuer (the "Company"), and State Street Bank and Trust Company, successor in interest to Shawmut Bank of Connecticut, National Association, as trustee (the "Trustee").

          WHEREAS, the parties hereto have entered into an Indenture, dated as of April 27, 1995 (the "Original Indenture") pursuant to which the Company issued its 12?% Senior Notes due 2002 (the "Notes") issued in the original principal amount of $75,500,000;

          WHEREAS, pursuant to a Consent Solicitation dated November 23, 1999, (the "Consent Solicitation Statement") the Company has requested that the holders of the Notes (the "Holders") consent to the amendment of certain provisions of the Original Indenture (collectively, the "Proposed Amendments");

          WHEREAS, the holders of 75% of the aggregate principal amount of the Notes outstanding have consented to the Proposed Amendments; and

          WHEREAS, in order to effectuate the Proposed Amendments, the parties hereto desire to amend the Original Indenture as set forth below;

          NOW THEREFORE, the parties hereto, intending to be legally bound, and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, do hereby amend the Original Indenture and further agree as set forth below:

          SECTION 1. Authorization; Definitions

          1.01   First Amendment. This First Amendment to Indenture amends the
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Original Indenture and is entered into in accordance with Section 9.2 of the
Original Indenture, and except as modified, amended and supplemented by this First Amendment, the provisions of the Original Indenture are in all respects satisfied and confirmed and shall remain in full force and effect.

          1.02   Definitions. Unless the context shall otherwise require, all
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terms which are defined in Section 1.1 of the Original Indenture shall have the
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same meanings, respectively, in this First Amendment as such terms are given in said Section 1.1 of the Original Indenture.

          SECTION 2. Amendments.

(a) The definition of "Asset Sale" in Section 1.1 of the Original Indenture is
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hereby amended by adding the following to the end thereof:
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Notwithstanding the foregoing, any assignment or licensing of the HUMMER trademark and/or tradename or assignment of any rights to the HUMVEE trademark and/or tradename made by the Company in favor of GM in connection with the GM Transaction shall not be deemed an Asset Sale.

(b) The definition of "Fixed Charges" in Section 1.1 of the Original Indenture
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is hereby amended by adding the following to the end thereof:
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Notwithstanding the foregoing, Fixed Charges shall not include the amortization of debt discount, if any, associated with the GM Loan.

(c) The definition of "Permitted Liens" in Section 1.1 of the Original Indenture
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is hereby amended by adding the following to the end thereof:
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Notwithstanding the foregoing, the definition of Permitted Liens shall include the GM Lien.

(d) Section 1.1 of the Original Indenture is hereby further amended by adding
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the following new definitions:
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"GM" means General Motors Corporation, a Delaware corporation.

"GM Lien" means the Lien which secures the GM Loan.

"GM Loan" means a non interest bearing loan or loan facility made in connection with the GM Transaction pursuant to which GM will lend the Company up to $235 million and such additional amounts as GM and the Company may mutually agree in order to finance the construction and preparation of the New Facility.

"GM Transaction" means a series of agreements that shall include but not be limited to (i) an assignment agreement through which the Company shall irrevocably assign to GM all rights, title and interest to the HUMMER trademark and trade name, (ii) an agreement pursuant to which GM shall agree to pay the Company a pre-agreed fee for the assembly of New Vehicles ordered by GM, (iii) an agreement or provisions of an agreement which will obligate GM to finance the construction and preparation of the New Facility, (iv) a security agreement which shall grant GM a purchase money security interest in the real and personal property acquired or otherwise produced with the proceeds of the GM Loan and (v) a master agreement integrating the agreements related to the Transaction.

"New Facility" means, in connection with the assembly of the New Vehicle, (i) certain engineering and/or construction of facilities and improvements on existing facilities and/or (ii) other related capital investments and (iii) other expenditures (with the exception of compensating employees) necessary to enable the Company to assemble the New Vehicle.

"New Vehicle" means a new generation motor vehicle bearing the HUMMER name which will be engineered and designed by GM and with respect to which the Company shall have certain rights to assemble such vehicle for a fee.

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(e) Section 4.9 of the Original Indenture is hereby amended by adding the
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following new clause (c) at the end thereof:
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Notwithstanding the foregoing, the provisions of this Section 4.9 shall not apply to the GM Loan.

          SECTION 3. Successors and Assigns.
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This First Amendment to Indenture shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.

          SECTION 4. Effective Date. This First Amendment to Indenture shall
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become effective upon execution and delivery hereof.

          SECTION 5. Acceptance. The Trustee accepts the Indenture, as amended
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by this First Amendment to Indenture, and agrees to perform the same upon the terms and conditions set forth therein as so supplemented. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Amendment to Indenture or the due execution by the Company, or for or in respect of the recitals contained herein, all of which are made solely by the Company.

          SECTION 6. Incorporation into Indenture. All provisions of this First
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Amendment to Indenture shall be deemed to be incorporated in, and made part of, the Indenture, and the Indenture, as amended and supplemented by this First Amendment to Indenture, shall be read, taken and construed as one and the same instrument.

          SECTION 7. Severability.
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In case any one or more of the provisions of this First Amendment Indenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

          SECTION 8. Counterparts.
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This First Amendment to Indenture may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          SECTION 9. GOVERNING LAW.
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     THIS FIRST AMENDMENT TO INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST AMENDMENT TO INDENTURE.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed on the date set forth below.


                          AM GENERAL CORPORATION
                          as Issuer


                          By: /s/Paul J. Cafiero
                              Name:   Paul J. Cafiero
                              Title:  Vice President and Chief Financial Officer
                              Date:   11/15/00



                          STATE STREET BANK AND TRUST COMPANY
                          as Trustee

                          By: /s/ Robert L. Reynolds
                              Name:   Robert L. Reynolds Title:
                              Title:  Vice President
                              Date:   Nov. 28, 2000

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